EXHIBIT 16


PRICEWATERHOUSECOOPERS

                                                   PricewaterhouseCoopers LLP
                                                   200 South Biscayne Boulevard
                                                   Suite 1900
                                                   Miami, FL 33131
                                                   Telephone (305) 375 7400
                                                   Facsimile (305) 375-6221


Securities and Exchange Commission
340 Fifth Street, N.W.
Washington, D.C. 20549

December 18, 1998


Commissioners:

We have read the statements made by Ezcony Interamerica, Inc. (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for the month of December 1998. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP